EXHIBIT 10.17






                              ZILOG, INC.
            1998 LONG-TERM STOCK INCENTIVE PLAN, as amended
          (Includes actions of First Instrument of Amendment)






TABLE OF CONTENTS
Page
ARTICLE 1. INTRODUCTION -----------------------------------     4
ARTICLE 2. ADMINISTRATION ---------------------------------     4
2.1 Committee Composition ---------------------------------     4
2.2 Committee Responsibilities ----------------------------     4
ARTICLE 3.  SHARES AVAILABLE FOR GRANTS -------------------     5
3.1 Basic Limitation --------------------------------------     5
3.2 Additional Shares -------------------------------------     5
3.3 Dividend Equivalents ----------------------------------     5
ARTICLE 4. ELIGIBILITY ------------------------------------     5
4.1 General Rules -----------------------------------------     5
4.2 Incentive Stock Options -------------------------------     5
ARTICLE 5. OPTIONS ----------------------------------------     5
5.1 Stock Option Agreement --------------------------------     5
5.2 Number of Shares --------------------------------------     6
5.3 Exercise Price ----------------------------------------     6
5.4 Exercisability and Term -------------------------------     6
5.5 Effect of Change in Control ---------------------------     6
5.6 Modification or Assumption of Options -----------------     6
ARTICLE 6. PAYMENT FOR OPTION SHARES ----------------------     6
6.1 General Rule ------------------------------------------     6
6.2 Surrender of Stock ------------------------------------     7
6.3 Exercise/Sale -----------------------------------------     7
6.4 Exercise/Pledge ---------------------------------------     7
6.5 Promissory Note ---------------------------------------     7
6.6 Other Forms of Payment --------------------------------     7
ARTICLE 7. STOCK APPRECIATION RIGHTS ----------------------     7
7.1 SAR Agreement -----------------------------------------     7
7.2 Number of Shares --------------------------------------     7
7.3 Exercise Price ----------------------------------------     7
7.4 Exercisability and Term -------------------------------     7
7.5 Effect of Change in Control ---------------------------     8
7.6 Exercise of SARs --------------------------------------     8
7.7 Modification or Assumption of SARs --------------------     8
ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS --------------     8
8.1 Time, Amount and Form of Awards -----------------------     8
8.2 Payment for Awards ------------------------------------     8
8.3 Vesting Conditions ------------------------------------     8
8.4 Form and Time of Settlement of Stock Units ------------     9
8.5 Death of Recipient ------------------------------------     9
8.6 Creditors' Rights -------------------------------------     9
ARTICLE 9. VOTING AND DIVIDEND RIGHTS ---------------------     9
9.1 Restricted Shares -------------------------------------     9
9.2 Stock Units -------------------------------------------     9
ARTICLE 10. PROTECTION AGAINST DILUTION -------------------     10
10.1 Adjustments ------------------------------------------     10
10.2 Reorganizations --------------------------------------     10
ARTICLE 11. AWARDS UNDER OTHER PLANS ----------------------     10
ARTICLE 12. LIMITATION ON RIGHTS --------------------------     10
12.1 Retention Rights -------------------------------------     10
12.2 Shareholders' Rights ---------------------------------     11
12.3 Regulatory Requirements ------------------------------     11
ARTICLE 13. LIMITATION ON PAYMENTS ------------------------     11
13.1 Basic Rule -------------------------------------------     11
13.2 Reduction of Payments --------------------------------     11
13.3 Overpayments and Underpayments -----------------------     12
13.4 Related Corporations ---------------------------------     12
ARTICLE 14. WITHHOLDING TAXES -----------------------------     12
14.1 General ----------------------------------------------     12
14.2 Share Withholding ------------------------------------     12
ARTICLE 15. ASSIGNMENT OR TRANSFER OF AWARDS --------------     12
15.1 General ----------------------------------------------     12
15.2 Trusts -----------------------------------------------     13
ARTICLE 16. FUTURE OF THE PLAN ----------------------------     13
16.1 Term of the Plan -------------------------------------     13
16.2 Amendment or Termination -----------------------------     13
ARTICLE 17. DEFINITIONS -----------------------------------     13
ARTICLE 18. EXECUTION -------------------------------------     16




























ARTICLE 1.      INTRODUCTION.
The Plan was adopted by the Board on August 14, 1998, subject to approval by the Company's shareholders.  The Plan is effective August 14, 1998.
This Plan will be approved by the shareholders of the Company consistent with applicable laws, within twelve (12) months before or after August 14, 1998.
The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and
(c) linking Key Employees directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units,
Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.
The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except their choice-of-law provisions).
ARTICLE 2.      ADMINISTRATION.
2.1     Committee Composition.  The Plan shall be administered by a
Committee appointed by the Board.   Effective with the Company's initial
public offering, the Committee shall consist of two or more directors of the Company who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act or the Board itself.
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key
Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards. No director of the Company shall participate in any decision (whether by Committee action or otherwise) that affects an Award granted to such director pursuant to the Plan unless the decision affects all Awards granted to all Key Employees under the Plan.
2.2     Committee Responsibilities.  The Committee shall:
(a)     select the Key Employees who are to receive Awards under the Plan;
(b) determine the type, number, vesting requirements and other features and conditions of such Awards;
(c) interpret the Plan; and all agreements or documents or other rules or regulations related to the Plan and prescribe the form of and terms and conditions of any instrument evidencing such Awards, and
(d)     make all other decisions relating to the operation of the Plan.
The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.
ARTICLE 3.       SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan shall be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved for award as Restricted Shares, Stock Units, Options and SARs shall be limited to 4,650,000 Common Shares (after giving effect to the 2-for-1 stock split approved by the Board of Directors on August 14, 1998) on a fully diluted basis. The limitation of this
Section 3.1 shall be subject to adjustment pursuant to Article 10. No person will be eligible to receive more than 2,000,000 Common Shares in any calendar year under this Plan pursuant to the grant of awards hereunder. A person may be granted more than one award under this Plan.
3.2 Additional Shares. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then such Stock Units, Options or SARs shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If Restricted shares are forfeited before any dividends have been paid with respect to such Restricted Shares, then such Restricted Shares shall again become available for Awards under the Plan.
3.3 Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.
ARTICLE 4.      ELIGIBILITY.
4.1 General Rules. Only Key Employees (including, without limitation, independent contractors) shall be eligible for designation as Participants by the Committee.
4.2 Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

ARTICLE 5.      OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option
Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, the Exercise Price will be determined by the Committee when the NSO is granted and may not be less than eighty-five percent (85%) of the Fair Market Value of a Common Share on the date of grant; provided that the Exercise Price of any NSO granted to an Executive Officer who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries will not be less than 110% of the Fair Market Value on the date of grant.
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, Options shall vest at least as rapidly as 20% annually over a five-year period. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO, and to the extent required by applicable law a NSO, shall in no event exceed ten (10) years from the date of grant. To the extent required by applicable law, Options shall be exercisable for a period of six months following termination of employment due to death or disability and 30 days following termination of employment (other than terminations for cause, as defined in the Company's personnel policies).
A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.
Options may be awarded in combination with SARs, and such an Award may provide that the options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.
5.5 Effect of Change in Control. The committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding Options shall become fully exercisable as to all Common Shares subject to such Options.
5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
ARTICLE 6.      PAYMENT FOR OPTION SHARES.
6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:
(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.
(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.
6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common
Shares are purchased under the Plan.
6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
6.5 Promissory Note. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.
6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
ARTICLE 7.      STOCK APPRECIATION RIGHTS.
7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such
SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.
7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.
7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.
7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding SARs shall become fully exercisable as to all Common Shares subject to such SARs.
7.6 Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.
7.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.
ARTICLE 8.      RESTRICTED SHARES AND STOCK UNITS.
8.1 Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.
8.2 Payment for Awards. The Committee may, in its absolute discretion, require a recipient of an Award under this Article 8 to make a cash payment in consideration of receipt of such Award, provided such recipient shall not be under any obligation to make such cash payment if the recipient decides to decline the receipt of such Award.
8.3 Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award
Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.
8.4 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or
(c) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.
8.5 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.
8.6 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.
ARTICLE 9.      VOTING AND DIVIDEND RIGHTS.
9.1 Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted
Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.
9.2 Stock Units. The holders of stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock
Units to which they attach.
ARTICLE 10.     PROTECTION AGAINST DILUTION.
10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:
(a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;
(b) the number of Stock Units included in any prior Award which has not yet been settled;
(c) the number of Common Shares covered by each outstanding option and SAR; or
(d)     the Exercise Price under each outstanding Option and SAR.
Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
10.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted
Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.
ARTICLE 11.     AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 12.     LIMITATION ON RIGHTS.
12.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, and for any reason, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).
12.2 Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.
12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.
The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. Notwithstanding any provisions herein to the contrary, nothing herein shall be deemed to require the Company to and the Company shall be under no obligation to register any Shares.
12.4 Condition Precedent to Issuance of Common Shares. Prior to the existence of a Public Market for the Common Shares, it shall be a condition precedent to any issuance of any Common Share to the Participant, that the Participant agrees to be bound by and executes the Management Stockholders' Agreement. The rights and obligations of the Participant with respect to the Common Shares obtained through the grant of Awards under the Plan shall be governed by the terms and conditions of the Management Stockholders' Agreement.
ARTICLE 13.     LIMITATION ON PAYMENTS.
13.1 Basic Rule. In the event that the severance and other benefits provided to a Participant (i) constitute "parachute payments" within the meaning of section 280G of the Code and (ii) but for this Article 13, such severance and benefits would be subject to the excise tax imposed by section 4999 of the Code, then Participant's benefits shall be payable either:
(a)     in full, or
(b) as to such lesser amount which would result in no portion of such severance and other benefits being subject to excise tax under section
4999 of the Code,
whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by section 4999 of the Code, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits under Article 13.
13.2 Reduction of Payments. If the independent auditors most recently selected by the Board (the "Auditors") determine that any payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. The Participant may then elect, in his or her sole discretion, which and how much of the payments shall be eliminated or reduced and shall advise the Company in writing of his or her election. All determinations made by the Auditors under this
Article 13 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a payment by the Company for the benefit of the Participant becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
13.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that any payments will have been made by the Company which should not have been made (an "Overpayment") or that additional payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.
13.4 Related Corporations. For purposes of this Article 13, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.
ARTICLE 14.     WITHHOLDING TAXES.
14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
14.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.
ARTICLE 15.     ASSIGNMENT OR TRANSFER OF AWARDS.
15.1 General. Except as provided in Article 14, or in a stock option agreement, or as required by applicable law, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this
Article 15 shall be void. However, this Article 15 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.
15.2 Trusts. Neither this Article 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.
ARTICLE 16.     FUTURE OF THE PLAN.
16.1 Term of the Plan. The Plan, as set forth herein, shall become effective on August 14, 1998, subject to approval by the Company's shareholders and no Awards shall be exercisable until such approval is obtained. To the extent required by applicable law, the Plan shall terminate on August 13, 2008, except that the Plan may be terminated under
Section 16.2; provided, however, that no ISO may be granted after August 13, 2008.
16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
ARTICLE 17.     DEFINITIONS.
17.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
17.2 "Award" means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
17.3 "Board" means the Company's Board of Directors, as constituted from time to time.
17.4 "Change in Control" means the occurrence of any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company, its Parent or Subsidiary or employee benefit plan or trust maintained by the Company, its Parent or Subsidiary, becoming the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 25% of the Common Shares of the Company outstanding at such time, without the prior approval of the Board.
17.5    "Code" means the Internal Revenue code of 1986, as amended.
17.6    "Committee" means a committee of the Board, as described in
Article 2.
17.7    "Common Share" means one share of the common stock of the Company.
17.8    "Company" means Zilog, Inc., a Delaware corporation.
17.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.
17.10 "Exercise Price," in the case of an Option, means the amount for which one common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
17.11 "Fair Market Value" means the market price of Common Shares, as of any Valuation Date, determined by the Committee as follows:
(a) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;
(b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;
(c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;
and
(d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.
17.12 "ISO" means an incentive stock option described in section 422(b) of the Code.
17.13 "Key Employee" means (a) a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate; (b) a consultant or adviser who provides services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor, or (c0 a member of the Board of Directors of the Company.
17.13a "Management Stockholders' Agreement" shall mean the Management Stockholders' Agreement, substantially in the form attached hereto as Exhibit A, or such other similar agreement as may be entered into between the Company and any Participant as prescribed by the Committee.
17.14 "NSO" means an employee stock option not described in section 422 of the Code.
17.15 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.
17.16   "Optionee" means an individual or estate who holds an Option or SAR.
17.17 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
17.18   "Participant" means an individual or estate who holds an Award.
17.19 "Plan" means this Zilog, Inc. 1998 Long-Term Stock Incentive Plan, as it may be amended from time to time.

17.19a "Public Market" for the Common Shares shall be deemed to exist for purposes of the Plan if the Common Shares are registered under Section
12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Shares in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).
17.20   "Restricted Share" means a Common Share awarded under the Plan.
17.21   "SAR" means a stock appreciation right granted under the Plan.
17.22   "Share" means one share of the common stock of the Company.
17.23 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.
17.24 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.
17.25 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.
17.26 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
17.27 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
17.28 "Valuation Date" shall mean (i) prior to the existence of a Public Market for the Common Stock, the last day of each calendar quarter or (ii) on or after the existence of a Public Market for the Common Shares, the trading date immediately preceding the date of the relevant transaction.

ARTICLE 18.     EXECUTION.
To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto. ZILOG, INC.
By  /s/ Curtis J. Crawford___